Exhibit 10.2

Form of Security Agreement

 This Security Agreement is made as of this 19th day of July 2010 by and among Encorium Group, Inc., a Delaware corporation (“Borrower”), Renee E. Moore and Klaus-Dieter Albrecht (collectively, the “Lenders”).

1.           Grant of Security interest in Receivables. Borrower hereby grants to Lenders, a security interest in all accounts, drafts, acceptances, and other forms of receivables of any of Progenitor Holding AG, a corporation organized under the laws of Switzerland, Progenitor Clinical Research Pvt Ltd. a corporation organized under the laws of India (“Progenitor India”), Progenitor International Research Corp., a Florida corporation (“Progenitor USA”), Progenitor International Research SA, a corporation organized under the laws of Panama (“Progenitor Panama”), Progenitor International Research SA, a corporation organized under the laws of Argentina (“Progenitor Argentina”), Progenitor International Research GmbH, a corporation organized under the laws of Switzerland (“Progenitor Switzerland”), Progenitor International Research SA, a corporation organized under the laws of Mexico (“Progenitor Mexico”) and Progenitor International Research S.A., Agencia en Chile a corporation organized under the laws of Chile (“Progenitor Chile”), and Progenitor International Research, a corporation organized under the laws of Hong Kong (“Progenitor Hong Kong”).  The receivables and the rights included in the grant of the receivables are the “Collateral”.

2.           Security for Payment of Borrower's Obligations. The security interest granted by this Agreement is to secure payment and performance of all of Borrower's liabilities and obligations to Lenders under (i) that certain Promissory Note in favor of Renee E. Moore in the amount of EURO 210,000 dated as of even date herewith and (ii) that certain Promissory Note in favor of Klaus-Dieter Albrecht in the amount of EURO 90,000, dated as of even date herewith.  All of the foregoing are the “Obligations”.

3.           Disposition of Collections. Until such time as the principal and interest on the Notes are paid in their entirety, Borrower shall make collections on the Collateral, hold the proceeds received from collection in trust for Lenders, and turn over the proceeds according to Schedule I hereto weekly.

4.           Financing Statements. At Lender's request, Borrower will join with Lender in executing one or more financing statements pursuant to Article 9 of the Uniform Commercial Code of the Commonwealth of Pennsylvania (the “UCC”) in form satisfactory to Lender. Without Lender's written consent, Borrower will not allow any financing statement covering any Collateral, the proceeds of any Collateral, or the proceeds of any of Borrower's assets to be on file in any public office.

5.           Borrower to Pay Costs of Collecting Collateral. Borrower shall pay to Lender on demand, together with interest at the highest rate allowed by law, any and all expenses, including legal expenses and reasonable attorney fees, reasonably incurred or expended by Lender in the collection or attempted collection of the Collateral and in protecting and enforcing the Obligations and other rights of Lender under this Agreement.

[signature page to Promissory Note]

6.           Termination of Agreement by Borrower. Whenever there is no outstanding Obligation and no commitment on the part of Lender under the Notes, this Agreement shall automatically terminate and Borrower shall be entitled to file a Termination Statement under the UCC.

7.           Applicable Law. This Agreement and all its rights and obligations under it, including matters of construction, validity, and performance, shall be governed by the law of the Commonwealth of Pennsylvania.

8.           Illegality of Part of Agreement. If any portion of this Agreement is held to be illegal, then only that portion is void and not the entire Agreement.

9.           Date of Signing and Delivery. This Agreement was signed by Borrower and delivered to Lenders on July 19, 2010.

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Encorium Group, Inc.

By:______________________________

Name:____________________________

Its: _______________________________

_______________________________
Renee E. Moore

_______________________________
Klaus –Dieter Albrecht